                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          MicroFinancial Incorporated
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             (microfinancial LOGO)

                               10-M Commerce Way
                          Woburn, Massachusetts 01801

                                  May 23, 2003

Dear Stockholder:

     I am pleased to invite you to the 2003 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated ("MicroFinancial"), which will be held on Tuesday, June 24, 2003, at 3:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.

     The accompanying Notice of Special Meeting of Stockholders and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

     Matters scheduled for consideration at the Special Meeting are the election of two directors for three-year terms and the ratification of the selection of independent auditors for 2003.

     I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ PETER R. BLEYLEBEN
                                          PETER R. BLEYLEBEN
                                          Chairman

                          MICROFINANCIAL INCORPORATED
                               10-M COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

                                  MAY 23, 2003

     The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation ("MicroFinancial"), will be held Tuesday, June 24, 2003, at 3:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

          1. The election of two directors for three-year terms.

          2. The ratification of the selection of Deloitte & Touche LLP as independent auditors for MicroFinancial for 2003.

          3. The transaction of such other business as may properly come before the Special Meeting.

     The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on May 19, 2003. MicroFinancial's transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD F. LATOUR
                                          RICHARD F. LATOUR
                                          Clerk

Waltham, Massachusetts
May 23, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          MICROFINANCIAL INCORPORATED
                               10-M COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801
                             TELEPHONE 781-994-4800

                            ------------------------

                      2003 SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors ("MicroFinancial Board") of MicroFinancial Incorporated ("MicroFinancial" or the "Corporation") in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the "Special Meeting") to be held on June 24, 2003. This proxy statement and the enclosed proxy are first being sent to stockholders on or about May 23, 2003. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1 and FOR Proposal No. 2.

     The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on May 19, 2003. On this date, there were outstanding and entitled to vote 12,984,280 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and "broker non-votes" will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

     Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

                               VOTING PROCEDURES

     A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor of or against, but abstentions may not be specified. The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote is required to ratify the selection of auditors. If a broker's authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker's authority is not limited with respect to Proposals No. 1 and 2, MicroFinancial does not expect to receive any broker non-votes with respect to the special meeting.

     A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 28, 2003 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 13,141,800 shares of Common Stock outstanding as of such date (not including treasury stock), each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                           NUMBER OF SHARES      PERCENTAGE OUTSTANDING
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)      OF COMMON STOCK
         ------------------------------------            ---------------------   ----------------------
Peter R. Bleyleben(2)..................................        1,532,910                  11.5%
66 Norfolk Road
Chestnut Hill, Massachusetts 02464

Torrence C. Harder(4)..................................        1,683,229                  12.7%
675 Sudbury Road
Concord, Massachusetts 01742

Brian E. Boyle(3)......................................        1,446,900                  10.9%
11 Whispering Lane
Weston, Massachusetts 02493

Wasatch Advisors, Inc..................................        1,543,355                  11.7%
150 Social Hall Avenue
Salt Lake City, Utah 84111

Key Colony Fund, L.P.(5)...............................          689,300                   5.2%
10825 Financial Centre Parkway
Suite 100
Little Rock, Arkansas 72211

Royce & Associates, LLC................................          701,700                   5.3%
1414 Avenue of the Americas
New York, New York 10019

Alan J. Zakon(6).......................................          131,500                     *
32 Cardinal Lane
Ocean Reef Club
Key Largo, Florida 33037

Richard F. Latour(7)...................................          601,550                   4.7%
11 Stillbrook Lane
Mansfield, Massachusetts 02048

James R. Jackson, Jr.(8)...............................           85,558                     *
6 Hickory Ridge Road
Plaistow, New Hampshire 03865

John Plumlee(9)........................................           49,916                     *
243 Pearl Street
Manchester, New Hampshire 03104

Carol Salvo(10)........................................           64,916                     *
3 Woodridge Road
Medfield, Massachusetts 02052

Mark Belinsky(11)......................................           12,721                     *
237 Strasser Avenue
Westwood, Massachusetts 02090

All directors and executive officers as a group (11
persons)...............................................        5,659,200                  43.1%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

 (2) Includes 152,500 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben which vest on or before May 1, 2003.

 (3) Includes 91,500 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle which vest on or before May 1, 2003 and 10,700 shares of Common Stock held in the Brian E. Boyle Charitable Foundation, for which Dr. Boyle disclaims beneficial ownership.

 (4) Includes 91,500 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before May 1, 2003; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

 (5) Alex R. Lieblong, Key Colony Fund, L.P. (the "Fund"), Key Colony Management LLC, Alex R. Lieblong IRA (the "IRA") and Paul Spann filed a Schedule 13G with the Securities and Exchange Commission reporting that they held as a group 689,300 shares of Common Stock. In the Schedule 13G, Alex R. Lieblong reported that he had sole and shared voting and investment power over an aggregate of 689,300 shares held directly by him as well as the shares held by the Fund and the IRA; Key Colony Fund, L.P. reported that it had sole and shared voting and investment power over 668,900 shares held directly by it; Key Colony Management LLC reported that it had sole voting and investment power over the shares held by the Fund; Alex R. Lieblong IRA reported that it had sole voting and investment power over 4,100 shares held directly by it; and Paul Spann reported that he had sole voting and investment power over 16,900 shares held directly by him. All members of the group reported a business address as set forth in the table above.

 (6) Includes 91,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Zakon which vest on or before May 1, 2003.

 (7) Includes 336,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vest on or before May 1, 2003.

 (8) Consists of 85,558 shares of restricted stock over which Mr. Jackson has sole voting power. The stock may not be transferred by the executive until the shares are vested, and are forfeited if the executive leaves the employ of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's Common Stock exceeds certain thresholds during the vesting period.

 (9) Consists of 49,916 shares of restricted stock over which Mr. Plumlee has sole voting power. The stock may not be transferred by the executive until the shares are vested, and are forfeited if the executive leaves the employ of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's Common Stock exceeds certain thresholds during the vesting period.

(10) Includes 49,916 shares of restricted stock over which Ms. Salvo has sole voting power. The stock may not be transferred by the executive until the shares are vested, and are forfeited if the executive leaves the employ of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's Common Stock exceeds certain thresholds during the vesting period. Also includes 15,000 shares of Common Stock held jointly by Ms. Salvo and her husband over which Ms. Salvo shares voting and investment power with her husband.

(11) Consists of 12,721 shares of restricted stock over which Mr. Belinsky has sole voting power. The stock may not be transferred by the executive until the shares are vested, and are forfeited if the executive leaves the employ of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's Common Stock exceeds certain thresholds during the vesting period.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     As of the date of this proxy statement, the MicroFinancial Board consists of 5 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2006 Special Meeting and until their successors are elected and have qualified. The nominees for this class of directors are Brian E. Boyle and Alan
J. Zakon. A Director is elected by a plurality of votes of the shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Special Meeting when there is a quorum. The nominees for director are presently directors of MicroFinancial. They have consented to being named a nominee in this proxy statement and have agreed to serve as a director if elected at the Special Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if those other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominees will be unavailable for election.

                      THE MICROFINANCIAL BOARD RECOMMENDS
              A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

                             NOMINEES FOR DIRECTOR

NOMINEE, AGE AND                                        PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Brian E. Boyle, 55                    Brian E. Boyle, the Chief Executive Officer of the
Audit Committee; Compensation         Corporation from 1985 to 1987 and Chairman of the
Committee                             MicroFinancial Board from 1985 to 1995, has served as a
                                      Director of the Corporation or its predecessor since 1985
                                      and has been a member of the Audit Committee and the
                                      Compensation Committee since 1997. He is currently the Vice
                                      Chairman and a Director of Boston Communications Group, Inc.
                                      ("Communications"), a Boston-based provider of call
                                      processing to the global wireless industry. He has also
                                      served as Chairman of GoldK, Inc. since 1999 and was the
                                      Chief Executive Officer of GoldK, Inc. from 1999 until
                                      November 2002. Prior to joining Communications, Dr. Boyle
                                      was the Chairman and Chief Executive Officer of Credit
                                      Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to
                                      1993. From 1995 to 1999 he was a Director of Saville
                                      Systems, a global telecommunications billing software
                                      company, with its United States headquarters in Burlington,
                                      Massachusetts, and served as a member of its Compensation
                                      Committee from 1995 to October 1999. Dr. Boyle is also a
                                      director of several private companies. Dr. Boyle earned his
                                      A.B. in Mathematics and Economics from Amherst College and a
                                      B.S. in Electrical Engineering and Computer Science, an M.S.
                                      in Operations Research, an E.E. in Electrical Engineering
                                      and Computer Science and a Ph.D. in Operations Research, all
                                      from the Massachusetts Institute of Technology.

NOMINEE, AGE AND                                        PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Alan J. Zakon, 67                     Alan J. Zakon has served as a Director of the Corporation
Chairman, Audit Committee;            since 1988 and has served as Chairman of the Audit Committee
Compensation Committee                since 1997. Since 1995, he has been a Director, and since
                                      November 1997, Chairman of the Executive Committee, of
                                      Scientific Games Corporation, a New York-based global gaming and simulcasting company. Dr. Zakon served as Managing
                                      Director of Bankers Trust Corporation from 1989 to 1995
                                      where he was Chairman of the Strategic Policy Committee. Dr.
                                      Zakon is a Director of Arkansas-Best Freight Corporation, a
                                      nationwide commercial transportation and trucking company
                                      and a Director of InfraRedx, a privately held medical
                                      research and development company. Dr. Zakon holds a B.A.
                                      from Harvard University, an M.S. in Industrial Management
                                      from the Sloan School at the Massachusetts Institute of
                                      Technology and a Ph.D. in Economics and Finance from the
                                      University of California at Los Angeles.

                              CONTINUING DIRECTORS

DIRECTOR, AGE AND                                       PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Terms Expiring in 2004
Peter R. Bleyleben, 49                Peter R. Bleyleben serves as Chairman of the Board of
                                      Directors of the Corporation. He served as President, Chief
                                      Executive Officer and Director of the Corporation or its
                                      predecessor since June 1987 until January 2002, and Chief
                                      Executive Officer until October 2002. He is also a director of UpToDate in Medicine, Inc. Before joining the
                                      Corporation, Dr. Bleyleben was Vice President and Director
                                      of the Boston Consulting Group, Inc. ("BCG") in Boston.
                                      During his more than eight years with BCG, Dr. Bleyleben
                                      focused his professional strategic consulting practice on
                                      the financial services and telecommunications industries.
                                      Prior to joining BCG, Dr. Bleyleben earned an M.B.A. with
                                      distinction and honors from the Harvard Business School, an
                                      M.B.A. and a Ph.D. in Business Administration and Economics,
                                      respectively, from the Vienna Business School in Vienna,
                                      Austria and a B.S. in Computer Science from the Vienna
                                      Institute of Technology.
Richard F. Latour, 49                 Richard F. Latour has served as President, Chief Executive
                                      Officer, Chief Financial Officer, Treasurer, Clerk and
                                      Secretary of the Company since October 2002 and as
                                      President, Chief Operating Officer, Chief Financial Officer,
                                      Treasurer, Clerk and Secretary, as well as a director of the
                                      Corporation, since February 2002. From 1995 to January 2002, he served as Executive Vice President, Chief Operating
                                      Officer, Chief Financial Officer, Treasurer, Clerk and
                                      Secretary. From 1986 to 1995 Mr. Latour served as Vice
                                      President of Finance and Chief Financial Officer. Prior to
                                      joining the Company, Mr. Latour was Vice President of
                                      Finance for eleven years with Trak Incorporated, an
                                      international manufacturer and distributor of consumer
                                      goods, where he was responsible for all financial and
                                      operational functions. Mr. Latour earned a B.S. in
                                      accounting from Bentley College in Waltham, Massachusetts.

DIRECTOR, AGE AND                                       PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Term Expiring in 2005
Torrence C. Harder, 59                Torrence C. Harder has served as a Director of the
Chairman, Compensation Committee;     Corporation since 1986, served as Chairman of the
Audit Committee                       Compensation Committee since 1997 and has been a member of the Audit Committee since 1997. He has been the President
                                      and Director of Harder Management Corporation, Inc., a
                                      registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of
                                      Entrepreneurial Ventures, Inc., a private equity investment firm, since its founding in 1986. Mr. Harder is a Director of RentGrow, Inc., Trade Credit Corporation and UpToDate in
                                      Medicine, Inc., a privately held company. Mr. Harder earned an M.B.A. from the Wharton School of the University of
                                      Pennsylvania, and a B.A. with honors from Cornell
                                      University.

                      EXECUTIVE OFFICERS OF MICROFINANCIAL

NAME AND AGE OF
EXECUTIVE OFFICERS                                                     TITLE
------------------                                                     -----
Richard F. Latour, 49                         Director, President, Chief Executive Officer,
                                              Treasurer, Secretary and Clerk
James R. Jackson, Jr., 41                     Vice President and Chief Financial Officer
John Plumlee, 51                              Vice President, MIS
Carol Salvo, 36                               Vice President, Legal
Mark Belinsky, 41                             Vice President, Marketing and Sales
Steven J. LaCreta, 43                         Vice President, Lessee Relations
Stephen Constantino, 37                       Vice President, Human Resources

BACKGROUNDS OF EXECUTIVE OFFICERS

     Mr. Latour's biography can be found under "Proposal 1: Election of Directors."

     James R. Jackson Jr. has served as Vice President and Chief Financial Officer of the Company since April 2002. Prior to joining the Company, from 1999 to 2001, Mr. Jackson was Vice President of Finance for Deutsche Financial Services Technology Leasing Group. From 1992 to 1999, Mr. Jackson held positions as Manager of Pricing and Structured Finance and Manager of Business Planning with AT&T Capital Corporation.

     John Plumlee has served as Vice President, MIS of the Company since 1990. Prior to joining the Company, Mr. Plumlee was Vice President of M.M.C., Inc., a firm focusing on the delivery of software services to local governments.

     Carol A. Salvo has served as Vice President, Legal of the Company since 1996. From 1995 to 1996, Ms. Salvo served as Director of Legal Collection Services of the Company. From 1992 to 1995, Ms. Salvo served as Litigation Supervisor of the Company. Prior to joining the Company, Ms. Salvo was a junior accountant with InfoPlus Inc.

     Mark S. Belinsky has served as Vice President, Sales and Marketing of the Company since June 2001. Prior to joining the Company, from June 1999 to April 2001 Mr. Belinsky was the Vice President of Marketing and Business Development for Iwant.com, an Internet-based Application Service Provider, which owns a patent for Online advertising technology, used by the Internet's top websites. Prior to that, he served as President, Club Development for TransNational Group, an affinity marketing company.

     Steven J. LaCreta has served as Vice President Lessee Relations since May 2000. From November 1996 to May 2000, Mr. LaCreta served as Director of Lessee Relations of the Company. Prior to joining the Company, Mr. LaCreta was a Leasing Collection Manager with Bayer Corporation.

     Stephen J. Constantino has served as Vice President Human Resources since May 2000. From 1989 to 1991, Mr. Constantino served as Senior Accountant of the Company. From 1991 to 1992, Mr. Constantino served as Accounting Manager of the Company. From 1992 to 1994, Mr. Constantino served as Controller of the Company. From 1994 to 2000, Mr. Constantino served as Director of Human Resources of the Company. Prior to Joining the Company, Mr. Constantino was a Senior Accountant with Child World, Inc.

             CERTAIN INFORMATION REGARDING THE MICROFINANCIAL BOARD

MEETINGS AND COMMITTEES

     During 2002, the MicroFinancial Board met 9 times and acted by unanimous written consent 2 times. The committees of the Board met as follows: the Compensation Committee met 2 times and the Audit Committee met 2 times. In 2002, all MicroFinancial Board members attended 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served.

     The Audit Committee oversees the scope of MicroFinancial's internal auditing, the independence of the outside auditors, the adequacy of MicroFinancial's system of internal accounting controls and procedures, and the adequacy of management's action with respect to recommendations thereon by MicroFinancial's auditors. MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee's written charter which was included as an appendix to 2001's proxy statement. In addition, the MicroFinancial Board has determined that all of the members of the Audit Committee satisfy the independence and other applicable requirements of the NYSE's listing standards.

     The Compensation Committee is responsible for compensation and benefit plans (including management bonuses).

     The MicroFinancial Board has no nominating committee, as the MicroFinancial Board as a whole studies the qualifications and recommends to the stockholders the election of MicroFinancial directors. A stockholder may nominate a person for election as a director by complying with Section 3.1 of the MicroFinancial By-laws, which provides that advance notice of a nomination must be delivered to MicroFinancial and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-law provision may be obtained by writing to Richard F. Latour, Clerk of MicroFinancial, at 10-M Commerce Way, Woburn, Massachusetts 01801.

                           COMPENSATION OF DIRECTORS

     The MicroFinancial Board is comprised of five Directors, two of whom, Peter Bleyleben and Richard F. Latour, are salaried employees of the Corporation who receive no additional compensation for services rendered as Directors. The members of the MicroFinancial Board who were not employees of the Corporation ("Non-Employee Directors") received stock options to purchase 50,000 shares of Common Stock in 1999 and stock options to purchase 50,000 shares of Common Stock in 2000 for their service on the MicroFinancial Board. In 2001, the Non-Employee Directors each received stock options to purchase 25,000 shares of Common Stock. In February 2002, the options granted in 2001 were voluntarily cancelled, and the Directors received new options to purchase 45,000 shares of Common Stock. In November 2002, the Non-Employee Directors each received stock options to purchase 50,000 shares of Common Stock. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, the Corporation pays for health care insurance for each Non-Employee Director.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of (i) Messrs. Bleyleben and Latour, both of whom served as the Chief Executive Officer of the Corporation during 2002 and (ii) the four most highly compensated executive officers, other than Messrs. Bleyleben and Latour, who were serving as executive officers of the Corporation as of December 31, 2002 (collectively, the "Named Executive Officers"), in each case for the years ended December 31, 2002, 2001 and 2000. Determination of the most highly compensated executive officers is based upon compensation for the Corporation's fiscal year ended December 31, 2002 and does not necessarily reflect the most highly compensated executive officers for the Corporation's fiscal years ended December 31, 2001 and 2000.

                         SUMMARY COMPENSATION TABLE(1)

                                                                 ANNUAL COMPENSATION
                                                      -----------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR    SALARY    BONUS(2)   COMPENSATION
---------------------------                           ----   --------   --------   ------------
PETER R. BLEYLEBEN..................................  2002   $239,038   $      0     $12,227(3)
  Chairman and Director                               2001   $277,116   $469,997     $97,636
                                                      2000   $270,000   $436,873     $72,004
RICHARD F. LATOUR...................................  2002   $232,077   $236,560     $ 6,291(4)
  President, Chief Executive Officer, Treasurer,
     Clerk,                                           2001   $230,000   $306,643     $54,856
  Secretary and Director                              2000   $220,000   $278,042     $53,515
JAMES R. JACKSON, JR. ..............................  2002   $104,769   $      0     $ 3,143(5)
  Vice President and Chief Financial Officer
JOHN PLUMLEE........................................  2002   $169,029   $ 70,351     $ 5,229(6)
  Vice President, MIS                                 2001   $165,000   $ 73,753     $19,456
                                                      2000   $155,769   $ 63,819     $20,888
CAROL SALVO.........................................  2002   $138,183   $ 73,698     $ 4,359(7)
  Vice President, Legal                               2001   $135,000   $ 73,753     $ 4,098
                                                      2000   $115,269   $ 63,819     $ 4,701
MARK BELINSKY.......................................  2002   $175,000   $ 10,040     $ 6,317(8)
  Vice President, Marketing and Sales                 2001   $ 88,173   $ 30,000     $     0

---------------

(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Bonuses are paid over a three-year period, with one-third payable each year. The remaining two-thirds is subject to discretionary review by the Corporation and, therefore, does not vest to the employee. The bonus amount set forth for each fiscal year thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years.

(3) Amounts for Dr. Bleyleben include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($4,411), 2001 ($3,200) and 2000 ($3,199); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($90,382) and 2000 ($65,259) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2002 ($7,816), 2001 ($4,054) and 2000 ($3,546).

(4) Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($3,200), 2001 ($3,200) and 2000 ($3,323); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($50,782) and 2000 ($49,318) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2002 ($3,091), 2001 ($874) and 2000 ($874).

(5) Mr. Jackson joined the Company in 2002. Amounts for Mr. Jackson include contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($3,143).

(6) Amounts for Mr. Plumlee include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($4,213), 2001 ($3,440), and 2000 ($4,111); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($15,000), and 2000 ($15,084) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2002 ($1,016), 2001 ($1,016) and 2000 ($1,016).

(7) Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($3,673), 2001 ($3,440) and 2000 ($3,090); (b) executive disability insurance policy premiums paid by the Corporation in 2002 ($686), 2001 ($658) and 2000 ($630); and (c) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 2000 ($981). This loan was repaid to the Corporation as of December 31, 2002.

(8) Mr. Belinsky joined the Corporation in 2001. Amounts for Mr. Belinsky include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2002 ($5,072); and (b) executive disability insurance policy premiums paid by the Corporation in 2002 ($1,255).

1998 EQUITY INCENTIVE PLAN

     The following table indicates the aggregate options granted in 2002 to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                                         PERCENT OF                                  POTENTIAL VALUE AT
                         NUMBER OF         TOTAL                                   ASSUMED RATES OF STOCK
                        SECURITIES      OPTIONS/SARS                               APPRECIATION FOR OPTION
                        UNDERLYING       GRANTED TO     EXERCISE OR                        TERM(3)
                        OPTION/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                   GRANTED(#)(1)   FISCAL YEAR(2)     ($/SH)         DATE        5%($)        10%($)
----                   -------------   --------------   -----------   ----------   ----------   ----------
Peter R. Bleyleben...      50,000            5.15%        $1.585       11/25/12    $  129,089   $  205,554
Richard F. Latour....     100,000           10.31%        $ 6.70       02/28/12    $1,091,360   $1,737,810
                          200,000           20.62%        $1.585       11/25/12    $  516,360   $  822,216
James R. Jackson,
  Jr. ...............     150,000           15.46%        $1.585       11/25/12    $  387,270   $  616,665
John Plumlee.........      40,000            4.12%        $ 6.70       02/28/12    $  436,544   $  695,123
                           50,000            5.15%        $1.585       11/25/12    $  129,089   $  205,554
Carol Salvo..........      40,000            4.12%        $ 6.70       02/28/12    $  436,544   $  695,124
                           50,000            5.15%        $1.585       11/25/12    $  129,089   $  205,554
Mark Belinsky........      40,000            4.12%        $ 6.70       02/28/12    $  436,544   $  695,124

---------------

(1) Stock options were granted under the Plan. No stock appreciation rights were awarded with these grants. All options granted other than those that expire on November 25, 2012 first become exercisable, in five equal annual installments, beginning one year from the grant date, and have a ten-year term. The options that expire on November 25, 2012 vested 20% on the date of grant and 5% every three months in arrears, and have a ten-year term. If a change of control of MicroFinancial were to occur, the options would become immediately exercisable in full.

          All options outstanding to Messrs. Jackson, Plumlee and Belinsky and Ms. Salvo were cancelled in February 2003, and replaced by a smaller number of shares of restricted stock which vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's common stock exceeds certain thresholds during the vesting period. The number of shares of restricted stock for each Named Executive Officer is included in "Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."

(2) The percentages in the table for the stock options granted in 2002 are based on a total of 970,000 stock options granted in 2002 to MicroFinancial employees, all of which were granted on the same material terms described in footnote (1) above.

(3) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of the Common Stock. The actual amount the executive officer may realize will depend on the extent to which the stock price exceeds the exercise price of the options on the date the option is exercised.

     The following table indicates the fiscal year-end option values for options held by the Named Executive Officers at December 31, 2002. No options were exercised in 2002.

                         FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                                   NUMBER OF SECURITIES              IN-THE-MONEY
                                                  UNDERLYING UNEXERCISED             OPTIONS/SAR'S
                                                       OPTIONS/SAR'S                AT FISCAL YEAR-
                                                   AT FISCAL YEAR-END(#)             END($)(1)(2)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Peter R. Bleyleben............................    110,000        140,000          $0             $0
Richard F. Latour.............................    188,000        452,000          $0             $0
James R. Jackson, Jr. ........................     30,000        120,000          $0             $0
John Plumlee..................................     74,000        186,000          $0             $0
Carol Salvo...................................     74,000        186,000          $0             $0
Mark Belinsky.................................      6,000         64,000          $0             $0

---------------

(1) The exercise price of all unexercised options exceeded the fair market value of the Common Stock on December 31, 2002.

(2) The value of unexercised in-the-money stock options at December 31, 2002 is presented to comply with regulations of the Securities and Exchange Commission. The actual amount realized upon exercise of stock options (if any) will depend upon the excess of the fair market value of the Common Stock over the exercise price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.

PROFIT SHARING PLAN AND DISCRETIONARY BOARD OF DIRECTOR BONUS PROGRAMS

     The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to all Named Executive Officers, as well as ten other employees. To enhance long-term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee. In March 2003, the Board of Directors voted to issue promissory notes to these executives to cover the deferred portion of the profit-sharing plan payments.

EMPLOYMENT AGREEMENTS

     The Corporation has entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation's bonus and/or profit sharing plans. Dr. Bleyleben's and Mr. Latour's current base salaries, respectively, are $130,000 and $250,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, "for good reason" means the assignment to the executive of duties inconsistent with the executive's position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.

     The Corporation has also entered into separate employment agreements with Messrs. Jackson and Plumlee and Ms. Salvo, as well as six other employees, which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods (such date and each annual anniversary thereof, the "Renewal Date"). Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive, the aggregate of the following amounts:
(i) one times annual base salary in the case of Mr. Jackson and one and one-half times the annual base salary in the case of Mr. Plumlee and Ms. Salvo; (ii) any other compensation or bonus previously deferred by the executive, together with any accrued interest or earnings thereon; and

(iii) any accrued vacation pay. Pursuant to each employment agreement, if the Executive's employment is terminated during the Change of Control employment period, the Company shall pay the amounts referenced above to the Executive in a lump sum in cash within 30 days after the date of termination. If the Executive's employment is terminated prior to the first day of the Change of Control employment period, the Company is obligated to pay the amounts referenced above, however, payments of the Executive's annual base salary would be payable over twelve months, in the case of Mr. Jackson and eighteen months in the case of Mr. Plumlee and Ms. Salvo with payment to be made at the same time that the Company pays other peer executives of the Company.

     "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the original employment agreements constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board or are divested of possession by appointment of a trustee pursuant to Chapter 7 or 11 of the United States Bankruptcy Code, except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the shareholders of the Corporation or, in the instance of proceedings for the Corporation pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders or, in the instance of proceedings for the Company pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

                         OTHER INFORMATION RELATING TO
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

CERTAIN TRANSACTIONS

     Dr. Bleyleben, the Chairman and a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note on November 6, 2002, which matures on November 6, 2004 and bears interest at a rate of 7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Mr. Boyle, a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note on November 26, 2002, which matures on November 26, 2004 and bears interest at a rate of 7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Mr. Harder, a Director of the Corporation, loaned the Corporation $50,000 in the form of a term note on November 13, 2002 which matures on November 13, 2004 and bears interest at a rate of 7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $100,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Mr. Latour President, Chief Executive Officer, Treasurer, Clerk, Secretary and Director of the Corporation loaned the Corporation $75,000 in the form of a subordinated note on May 1, 2001. The note matures on May 1, 2003 and bears interest at prime plus 3% per annum.

     On March 29, 1999, Ms. Ingrid Bleyleben, Dr. Bleyleben's mother, loaned the Corporation $200,000 in the form of a demand note at an interest rate per annum equal to a bank prime rate minus 1%. This note was repaid in full on May 16, 2002.

     On March 30, 1999, Fritz Froelich, Dr. Bleyleben's father-in-law, loaned the Corporation $85,000 in the form of a demand note at an interest rate per annum equal to a bank prime rate minus 1%. This note was repaid in full on February 20, 2002. On December 1, 1998, Mr. Froelich also loaned the Corporation $35,000 in the form of a subordinated note. This note matures on December 1, 2003 and bears interest at 8% per annum.

     All of the foregoing transactions are on terms at least as favorable as those that would have been obtained through arms-length negotiations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Corporation's directors, officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a "Reporting Person") to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ending December 31, 2002 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2002, with the exception of Dr. Boyle, who inadvertently failed to report the sales of 39,000 shares from June to September 2002. These transactions were subsequently reported by the Reporting Person.

 NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS AND PERFORMANCE GRAPH SET FORTH HEREIN
   SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT
                   OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three members, all of whom are outside directors of the Corporation. The Compensation Committee provides overall guidance on the Corporation's compensation and benefits philosophy. In addition, the Compensation Committee approves and monitors the Corporation's:

     - executive compensation and benefits programs

     - executive employment agreements, if any

     - 1998 Equity Incentive Plan

     The primary objectives of the Compensation Committee are to assure that the Corporation's executive compensation and benefits programs:

     - reflect the Corporation's entrepreneurial orientation

     - are competitive with other growing companies of similar size and business

     - safeguard the interests of the Corporation and its stockholders

     - are effective in driving performance to achieve financial goals and create stockholder value

     - foster teamwork on the part of management

     - are cost-efficient and fair to employees, management and stockholders

     - are well communicated to and understood by program participants

     The Corporation's executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Corporation's financial goals. The Compensation Committee meets at least once during each fiscal year to review the Corporation's existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

     The Corporation compensates its executive officers through four principal types of compensation: annual base salary, profit-sharing payments, board bonus payments, and long-term incentive awards through stock options. The Corporation, as a matter of policy, places substantial emphasis on both the profit sharing plan and long-term stock options since the Corporation believes that correlating both annual financial performance of the Corporation and long term share valuation with executive officer compensation is in the best interest of the shareholders.

BASE SALARY

     The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the Corporation, as well as on performance and experience criteria. In addition, the Compensation Committee considers salary and other compensation arrangements of other companies of similar size, business and similar growth to determine appropriate levels required to attract, motivate and retain the most qualified management personnel.

     The Compensation Committee determines and makes final decisions regarding base salary of executives on an annual basis. The Compensation Committee recognizes that, to some degree, the determination of an executive officer's base salary involves subjective considerations.

PROFIT SHARING PLAN

     A significant component of an executive officer's total cash compensation may consist of a profit sharing plan payment, which is intended to make the executive officer's compensation dependent on the Corporation's performance and to provide executive officers with incentives to achieve the Corporation's goals, increase stockholder value, and work as a team.

     For purposes of determining profit sharing payments, the Corporation, since the early days of its existence, has placed a heavy emphasis on financial profits achieved by the Corporation. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to key senior executives, including the Chairman and the Chief Executive Officer of the Corporation. To enhance long term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

     To enhance the retention of other senior personnel and to foster a spirit of teamwork, the Compensation Committee also establishes a pool along the same philosophy, and delegates to the Chairman and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses are also determined and paid upon completion of the Corporation's annual audit.

BOARD BONUS PAYMENTS

     In addition, the Compensation Committee may approve an additional bonus based on the Committee's subjective evaluation of the quality and success of the executive.

LONG TERM STOCK OPTION COMPENSATION

     The Compensation Committee believes that providing key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of the Corporation's stockholders. Stock options, awarded under the Plan, provide an incentive that focuses the attention of executive officers on managing the Corporation from the perspective of an owner with an equity interest in the business. In addition, stock options are a key part of the Corporation's program for motivating and rewarding managers and other employees over the long term. Through the grant of stock options, the Corporation has encouraged its managers and other employees to obtain and hold the Corporation's stock. Stock options granted to employees are tied to future performance of the Corporation's stock and will provide value only when the price of the Corporation's stock exceeds the option grant price.

     The Compensation Committee determines and makes final decisions regarding stock option awards made under the Plan. Such factors as performance and responsibilities of individual managers and the management team as a whole, as well as general industry practices play an integral role in the determination of the number of options awarded to a particular executive officer or employee. In determining the size of the individual award of options, the Compensation Committee also considers the number of options outstanding and previously granted, the amount of options remaining available for grant under the Plan, the aggregate amount of current awards, and the amount necessary to retain qualified personnel.

     In accordance with its business strategy and compensation philosophy, the Corporation has granted stock options to key executives and managers to afford them an opportunity to participate in the Corporation's future growth and to focus them on the contributions which are necessary for the financial success and business growth of the Corporation and, thereby, the creation of value for its stockholders.

     Stock options are typically awarded based on an assessment of each recipient's ongoing contribution to overall corporate performance. The Corporation's Chief Executive Officer's input for the size and timing of option grants to other executives and managers is an important determinant of the actual grants given. As a means to encourage a stock option recipient to remain in service with the Corporation, stock option awards vest over a period of five years from the date of grant. All incentive stock options have exercise prices at least equal to the fair market value of the Corporation's stock on the date of grant.

2002 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Compensation Committee with respect to the 2001 compensation for Richard F. Latour, the Corporation's Chief Executive Officer.

     Mr. Latour's base salary was $250,000 in 2002, $230,000 in 2001, $220,000 in 2000 and $210,000 in 1999. Mr. Latour was paid a profit sharing plan payment in 2002 of approximately $237,000, in 2001 of approximately $247,000, in 2000 of approximately $218,000, and in 1999 of approximately $214,000 and an additional board bonus of $0, $60,000, $60,000 and $60,000, respectively, for the same years. During the same time period, the Corporation's pre-tax profits (losses) were $18.2 million in 1999, $36.1 million in 2000, $26.4 million in 2001 and $(36.8) million in 2002.

     At December 31, 2002, Mr. Latour had options to purchase 640,000 shares of Common Stock. Options to acquire 150,000 shares of common stock were granted to him on February 25, 1999 at an exercise price equal to the then fair market value of $12.313 per underlying share. Options to acquire 100,000 shares of common stock were granted to him on February 24, 2000 at an exercise price equal to the then fair market value of $9.781 per underlying share. Due to the relatively large number of shares held and options granted to and exercised by Mr. Latour in the past, the Compensation Committee is of the opinion that the financial incentive of Mr. Latour is fully aligned with those of all other shareholders.

     Mr. Latour continues to fulfill a central and critical role in the development of the Corporation as a whole, including but not limited to the achievement of the Corporation's 2003 goals, and it is the Compensation Committee's expectation that he will continue to have an important influence on the Corporation's goals outlined for 2003. The Compensation Committee believes that Mr. Latour's compensation arrangement reflects the above-described compensation philosophy of the Corporation designed to align management compensation closely with financial performance and increased stockholder value.

IRS MATTERS

     Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance-based are disallowed for publicly traded companies. Since levels of compensation paid by the Corporation are expected to be significantly below $1 million, the Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program as performance-based compensation within the meaning of
Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Torrence C. Harder, Chairman,
                                          Alan J. Zakon,
                                          Brian E. Boyle

                             AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of The Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, the Audit Committee
(i) reviewed and discussed the audited financial statements with management,
(ii) discussed with Deloitte & Touche LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

                                          AUDIT COMMITTEE:

                                          Alan J. Zakon, Chairman,
                                          Brian E. Boyle,
                                          Torrence C. Harder

                               PERFORMANCE GRAPH

     The following graph illustrates a forty-seven (47) month comparison of cumulative total returns for the Corporation's Common Stock, the NYSE Stock Index and the S&P Mid-Cap Financials Index from February 5, 1999 through December 31, 2002. Cumulative total return for the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 5, 1999, the date of the Corporation's initial public offering, and the reinvestment of dividends, if any.

NOTE: MANAGEMENT CAUTIONS THAT THE HISTORIC STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THIS GRAPH MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.
(PERFORMANCE GRAPH)

                                                                                   S&P MID-CAP            NYSE INDEX (2/5/99 =>
                                                   MFI (2/5/99 => 100)      FINANCIALS(2/5/99 => 100)             100)
                                                   -------------------      -------------------------     ---------------------
2/5/99                                                   100.00                      100.00                      100.00
3/5/99                                                    87.50                      104.08                      102.70
4/1/99                                                    93.33                      102.63                      104.66
4/30/99                                                  119.01                      115.74                      109.69
5/28/99                                                   81.01                      110.65                      105.95
7/2/99                                                    96.04                      111.05                      111.55
8/6/99                                                    76.65                       98.24                      104.04
9/3/99                                                    67.01                       95.39                      106.57
10/8/99                                                   87.12                       93.38                      104.46
11/5/99                                                   72.28                      104.66                      106.82
12/3/99                                                   78.16                       98.95                      110.12
1/7/00                                                    75.64                       86.22                      109.39
2/4/00                                                    78.84                       82.02                      106.74
3/10/00                                                   64.09                       69.33                      102.05
4/7/00                                                    69.99                       79.49                      112.28
5/5/00                                                    67.73                       77.79                      108.69
6/2/00                                                    63.92                       88.53                      112.33
7/7/00                                                    66.04                       81.55                      111.42
8/4/00                                                    66.36                       88.40                      112.00
9/8/00                                                    68.91                       93.63                      115.06
10/6/00                                                   61.25                       92.69                      111.72
11/3/00                                                   74.37                       94.23                      112.61
12/1/00                                                   72.66                       93.63                      107.53
12/29/00                                                  80.36                      107.17                      111.85
2/2/01                                                    93.34                      102.72                      112.42
3/9/01                                                    85.10                       99.27                      107.10
4/6/01                                                    76.87                       92.59                       99.27
5/4/01                                                    86.46                      103.00                      108.98
6/1/01                                                   108.85                      104.61                      109.45
7/6/01                                                   111.26                      106.57                      103.75
8/3/01                                                   100.54                      110.16                      104.94
8/31/01                                                   92.73                      103.57                      100.09
9/28/01                                                   95.01                       98.81                       92.60
10/26/01                                                  69.16                       96.59                       96.47
11/30/01                                                  68.64                      100.35                       98.63
12/28/01                                                  71.83                      104.43                      101.21
2/1/02                                                    57.75                      103.07                       98.04
3/1/02                                                    47.63                      106.94                      100.23
3/29/02                                                   58.58                      110.62                      102.24
5/3/02                                                    75.76                      113.16                       98.38
5/31/02                                                   54.50                      112.39                       97.19
6/28/02                                                   54.08                      105.94                       90.77
8/2/02                                                    48.55                       94.66                       79.79
8/30/02                                                   34.84                      101.77                       84.38
9/27/02                                                   33.57                       90.25                       76.66
11/1/02                                                   14.60                       93.41                       81.80
11/29/02                                                  11.64                       96.85                       84.33
12/27/02                                                   8.31                       92.84                       79.84

                        RATIFICATION OF THE SELECTION OF
                     MICROFINANCIAL'S INDEPENDENT AUDITORS

     The selection of Deloitte & Touche LLP ("Deloitte") to serve as independent auditors of MicroFinancial for the current fiscal year ending December 31, 2003, will be submitted to the stockholders of the Corporation for ratification at the Special Meeting. Representatives of Deloitte will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

     Deloitte served as the Corporation's independent accountants for the Corporation's fiscal years ended December 31, 2002 and December 31, 2001.

     The firm of Deloitte has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Deloitte during the year ended December 31, 2002 were furnished at customary rates.

     The ratification of the selection of independent auditors requires the affirmative vote of a majority of the outstanding Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Special Meeting when there is a quorum.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting, for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002, for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q and for services provided in connection with statutory or regulatory filings or engagements for that fiscal year were $249,900, and the audit fees for the fiscal year ended December 31, 2001 were $258,800.

AUDIT-RELATED FEES

     The aggregate fees billed by Deloitte & Touche for assurance and related services reasonably related to employee benefit plan audits and due diligence and consultation on a business transaction and not reported under the foregoing "Audit Fees" section rendered to the Corporation for the fiscal year ended December 31, 2002 were $11,830, and the audit-related fees for the fiscal year ended December 31, 2001 were $17,700.

TAX FEES

     The aggregate fees billed by Deloitte & Touche for professional services related to the review of the Corporation's tax return rendered to the Corporation for the fiscal year ended December 31, 2002 were $0, and the tax fees for the fiscal year ended December 31, 2001 were $30,450.

ALL OTHER FEES

     There were no other fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees," "Audit-Related Fees," and "Tax Fees," for the fiscal years ended December 31, 2002 and 2001.

         THE MICROFINANCIAL BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL
            WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

     Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                           2004 STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation's 2004 Special Meeting of Stockholders must be received by January 22, 2004. Stockholders who wish to make a proposal at the aforementioned Special Meeting of Stockholders, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no later than February 21, 2004 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by February 21, 2004, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

     Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 10M Commerce Way, Woburn, Massachusetts 01801.

                              FINANCIAL STATEMENTS

     The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 that was filed with the Securities and Exchange Commission on April 15, 2003, a copy of which has been provided previously to the stockholders. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 MISCELLANEOUS

     All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                          Submitted by Order of the Board of
                                          Directors,

                                          /s/ RICHARD F. LATOUR

                                          RICHARD F. LATOUR
                                          Clerk

Woburn, Massachusetts
May 23, 2003

          SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF

                           MICROFINANCIAL INCORPORATED

                             TUESDAY, JUNE 24, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
    "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of the following directors for three-year terms.    2. Ratification of the appointment by the   FOR  AGAINST  ABSTAIN
                                                                   Board of Directors of the firm of        [ ]   [ ]      [ ]
                       NOMINEES                                    Deloitte & Touche LLP as independent
                                                                   auditors of the Corporation for the year
                                                                   ending December 31, 2003.
[ ] FOR ALL NOMINEES       [ ] Brian E. Boyle
                           [ ] Alan J. Zakon                       PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
[ ] WITHHOLD AUTHORITY                                             ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE
    FOR ALL NOMINEES                                               UNITED STATES.

[ ] FOR ALL EXCEPT                                                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR
(See instructions below)                                           THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS
                                                                   AND VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE
                                                                   & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE
                                                                   YEAR ENDING DECEMBER 31, 2003.



INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT"
             and fill in the circle next to each nominee
             you wish to withhold, as shown here:
------------------------------------------------------------





------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this
method.  [ ]                                                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

Signature of Stockholder                     Date:               Signature of Stockholder                     Date:
                        -------------------       -------------                          -------------------      -------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                      PROXY

                           MICROFINANCIAL INCORPORATED

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
       FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
           TO BE HELD ON JUNE 24, 2003, OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

    The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts on Tuesday, June 24, 2003, at 3:00 P.M., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

    By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director for three-year terms and FOR the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the year ending December 31, 2003, each as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE